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                                                                    EXHIBIT 23.2


                          CONSENT OF RICHARD A. EISNER


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cytoclonal Pharmaceutics Inc.

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Cytoclonal Pharmaceutics Inc. 2000 stock option plan and to the incorporation by reference therein of our report dated March 2, 2001 with respect to the financial statements of Cytoclonal Pharmaceutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


 /s/ Richard A. Eisner & Company, LLP
-------------------------------------
Richard A. Eisner & Company, LLP

New York, New York
April 24, 2001